FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





PSI ENERGY, INC.

CONSOLIDATED



AS OF JUNE 30, 1995



(Unaudited)



Pages 1 through 6
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
PSI ENERGY, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                  (in thousands, except per share amounts)

OPERATING REVENUES                                $1,142,016            $55     $1,142,071

OPERATING EXPENSES
  Fuel used in electric production                   391,171                       391,171
  Purchased and exchanged power                       42,844                        42,844
  Other operation                                    218,266           (165)       218,101
  Maintenance                                         94,777                        94,777
  Depreciation                                       132,963                       132,963
  Post-in-service deferred operating
    expenses -- net                                   (8,380)                       (8,380)
  Taxes
    Federal and state income                          53,320             83         53,403
    State, local and other                            47,563                        47,563
                                                     972,524            (82)       972,442

OPERATING INCOME                                     169,492            137        169,629

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                       1,799                         1,799
  Post-in-service carrying costs                       8,055                         8,055
  Phase-in deferred return                                 0                             0
  Income taxes                                        (1,589)                       (1,589)
  Other - net                                         (4,674)             9         (4,665)
                                                       3,591              9          3,600

INCOME BEFORE INTEREST AND OTHER CHARGES             173,083            146        173,229

INTEREST AND OTHER CHARGES
  Interest on long-term debt                          71,139                        71,139
  Other interest                                      17,783                        17,783
  Allowance for borrowed funds used
    during construction                               (6,995)                       (6,995)
                                                      81,927                        81,927

NET INCOME                                            91,156            146         91,302

PREFERRED DIVIDEND REQUIREMENT                        13,181                        13,181

NET INCOME ON COMMON SHARES                          $77,975           $146        $78,121
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
PSI ENERGY, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

ASSETS
                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                              (in thousands)
ELECTRIC UTILITY PLANT - ORIGINAL COST
  In service                                      $3,862,703                    $3,862,703
  Accumulated depreciation                         1,597,502                     1,597,502
                                                   2,265,201              -      2,265,201

  Construction work in progress                      167,587                       167,587
      Total utility plant                          2,432,788              -      2,432,788

CURRENT ASSETS
  Cash and temporary cash investments                  5,106            146          5,252
  Restricted deposits                                  4,546                         4,546
  Accounts receivable less accumulated
    provision of $957,000                             48,112                        48,112
  Materials, supplies and fuel
    - at average cost
      Fuel                                           119,808                       119,808
      Other materials and supplies                    30,195                        30,195
  Prepayments and other                                4,543                         4,543
                                                     212,310            146        212,456

OTHER ASSETS
  Regulatory Assets
    Post-in-service carrying costs and
      deferred operating expenses                     36,334                        36,334
    Deferred demand-side management costs            100,522                       100,522
    Amounts due from customers - income taxes         26,935                        26,935
    Deferred merger costs                             37,630                        37,630
    Unamortized costs of reacquiring debt             35,737                        35,737
    Other                                             31,772                        31,772
  Other                                               84,452                        84,452
                                                     353,382              -        353,382

                                                  $2,998,480           $146     $2,998,626
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
PSI ENERGY, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 60,000,000
    Outstanding shares -53,913,701 Actual               $539             $-           $539
  Paid-in capital                                    389,316              -        389,316
  Accumulated earnings subsequent to
     November 30, 1986, quasi-reorganization         549,202            146        549,348
    Total common stock equity                        939,057            146        939,203

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                187,915                       187,915

LONG-TERM DEBT                                       877,978                       877,978
    Total capitalization                           2,004,950            146      2,005,096

CURRENT LIABILITIES
  Long-term debt due within one year                  60,400                        60,400
  Notes payable                                      209,500                       209,500
  Accounts payable                                   106,800                       106,800
  Refund due to customers                             15,796                        15,796
  Litigation settlement                               80,000                        80,000
  Accrued taxes                                       27,876                        27,876
  Accrued interest                                    26,012                        26,012
  Other                                                3,085                         3,085
                                                     529,469              -        529,469

OTHER LIABILITIES
  Deferred income taxes                              332,962                       332,962
  Unamortized investment tax credits                  58,364                        58,364
  Accrued pension and other postretirement
    benefit costs                                     42,806                        42,806
  Other                                               29,929                        29,929
                                                     464,061              -        464,061

                                                  $2,998,480           $146     $2,998,626
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
PSI ENERGY, INC.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                (in thousands)

BALANCE JULY 1, 1994                                $497,784                      $497,784

  Net income                                          91,156            146         91,302
  Dividends on preferred stock                       (13,181)                      (13,181)
  Dividends on common stock                          (26,550)                      (26,550)
  Other                                                   (7)                           (7)


BALANCE JUNE 30, 1995                               $549,202           $146       $562,529
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PSI ENERGY, INC.

Pro Forma Consolidated Journal Entries to Give Effect to the
Sale of $2,644,000 worth of appliances and electronics



Entry No. 1

Cash and temporary cash investments                    $2,644,000
  Revenue - merchandising                                             $2,644,000

To record the sale of appliances and electronics.


Entry No. 2

Gross receipts tax - other                                $31,728
  Cash and temporary cash investments                                    $31,728

To record Indiana gross receipts tax of 1.2% on the sale of appliances and electronics.


Entry No. 3

Cost - merchandising                                   $2,278,000
  Cash and temporary cash investments                                 $2,278,000

To record the cost of appliances and electronics sold.


Entry No. 4

Cost - merchandising                                     $100,000
  Cash and temporary cash investments                                   $100,000

To record out-of-pocket expenses (primarily sales and advertising) asssociated with the sale of appliances and electronics.


Entry No. 5

Revenue - merchandising                                   $54,900
  Other revenue - electric                                               $54,900

To record gross margin allocable to electric utility jurisdiction.


Entry No. 6

Cost - merchandising                                     $165,000
  Other operation - electric                                            $165,000

To record labor expenses allocable to the sale of appliances and electronics.


Entry No. 7

Federal income tax - electric                             $76,965
State income tax - electric                                 6,432
Federal income tax - other                                  5,030
State income tax - other                                      420
  Cash and temporary cash investments                                    $88,848

To record income taxes on the sale of appliances and electronics at effective rates of 35% for Federal income taxes and 2.925% for Indiana income taxes.